Exhibit 99.2

MOHEGAN TRIBAL GAMING AUTHORITY COMMENCES DEBT REFINANCING TRANSACTIONS

Announces private par exchange offers for all outstanding series of notes and plans to extend the maturity date of credit facility

Uncasville, Connecticut, January 24, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today that it has commenced a series of debt refinancing transactions designed to extend the maturity dates of the Authority’s capital structure, including private par exchange offers supported by a bondholder group holding approximately $598 million in principal amount of the Authority’s notes and an amendment and restatement of the Authority’s credit facility.

Exchange Offers for Notes

The Authority is commencing a private offer to exchange any and all of the notes listed in the table below (the “old notes”) held by eligible holders for new notes (the “new notes”) and a related solicitation of consents to certain amendments of the old notes and the indentures governing the old notes, in each case as set forth in the table below (the “exchange offers”). Eligible holders of old notes who tender their old notes and deliver their consents prior to 5:00 p.m., New York City time, on February 6, 2012, unless extended by the Authority (the “early tender date”) will receive $1,000 in principal amount of new notes for each $1,000 of old notes exchanged plus a cash consent payment in the amount set forth in the table below. Eligible holders of old notes who tender their old notes and deliver their consents after the early tender date will receive the consideration set forth in the table below. The new notes will be fully and unconditionally guaranteed, on a joint and several basis, by the same subsidiaries of the Authority that guarantee the old notes.

						Consideration per $1,000 Principal Amount of Old Notes Tendered
						Prior to the Early Tender Date		On or After the Early Tender Date
CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to be Tendered	Title of New Notes to be Issued	Minimum Participation Level(1)		Principal Amount of New Notes for Tenders	Cash Consideration for Consents	Principal Amount of New Notes for Tenders	Cash Consideration for Consents
608328AU4/ US608328AU41 U60734AA5/ USU60734AA57	$200,000,000	11 1/2% Second Lien Senior Secured Notes due 2017	11 1/2% Second Lien Senior Secured Notes due 2017	50.1%		$1,000	$15	$1,000	$15

608328AT7 / US608328AT77	$250,000,000	6 1/8% Senior Notes due 2013	10 1/2% Third Lien Senior Secured Notes due 2016	90	%(2)	$1,000	$10	$950	$5

608328AK6 / US608328AK68	$250,000,000	8% Senior Subordinated Notes due 2012	10 1/2% Third Lien Senior Secured Notes due 2016	90	%(2)	$1,000	$10	$950	$5

608328AP5 / US608328AP55 608328AN0 / US608328AN0	$225,000,000	7 1/8% Senior Subordinated Notes due 2014	11% Senior Subordinated Toggle Notes due 2018	75	%(3)	$1,000	$10	$950	$5

608328AR1 / US608328AR12	$150,000,000	6 7/8% Senior Subordinated Notes due 2015	11% Senior Subordinated Toggle Notes due 2018	75	%(3)	$1,000	$10	$950	$5

(1)	The minimum participation level represents, for each series of the old notes, the requisite percentage of such series (or of such series taken together with another series, in the aggregate, as indicated in the table above) that must be validly tendered into the exchange offers and not validly withdrawn in order to satisfy the minimum tender condition.
(2)	Minimum participation level applies to the old 2012 notes and the old 2013 notes, in the aggregate.
(3)	Minimum participation level applies to the old 2014 notes and the old 2015 notes, in the aggregate.

The exchange offers and consent solicitations will expire at 5:00 p.m., New York City time, on February 22, 2012 (unless extended by the Authority) (the “expiration date”). Tendered old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on February 6, 2012 (unless extended by the Authority), but not thereafter.

Holders of old notes accepted in the exchange offers will also receive a cash payment equal to the accrued and unpaid interest in respect of such old notes from the most recent interest payment date to, but not including, the settlement date of the exchange offer.

The exchange offers are conditioned upon the valid tender (without being withdrawn) of old notes representing at least (i) 50.1% of the outstanding principal amount of the Authority’s 11  1/2% second lien senior secured notes due 2017 (the “old second lien notes”), (ii) 90%, in the aggregate, of the outstanding principal amount of the Authority’s 6  1/8% senior notes due 2013 (the “old 2013 notes”) and 8% senior subordinated notes due 2012 (the “old 2012 notes”), and (iii) 75%, in the aggregate, of the outstanding principal amount of the Authority’s 7  1/8% senior subordinated notes due 2014 (the “old 2014 notes”) and 6  7/8% senior subordinated notes due 2015 (the “old 2015 notes” and together with the old 2013 notes, the old 2012 notes and the old 2014 notes the “old unsecured notes”). In addition, the exchange offers are conditioned upon, among other things, the expected concurrent completion of the first lien debt offering and credit facility amendment and restatement described below on terms satisfactory to the Authority and the receipt of declination letters from the National Indian Gaming Commission with respect to the new notes.

The Authority has entered into agreements with certain holders of old notes whereby such holders have committed to tender their notes into the exchange offers, and not to withdraw their tenders (the “support agreements”). The Authority believes that, as of the date hereof, the holders who are party to the support agreements hold approximately 48.3% of the old 2012 and the old 2013 notes, in the aggregate, 63.9% of the old 2014 notes and the old 2015 notes, in the aggregate, and 58.6% of the old second lien notes.

In connection with the exchange offers, the Authority is soliciting consents from holders of the old notes to certain proposed amendments, which would eliminate or waive substantially all of the restrictive covenants contained in the indentures and the old notes themselves, eliminate certain events of default, modify certain covenants, and modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the indentures and the old notes. Holders who tender old notes pursuant to the exchange offers must also deliver consents in order for their old notes to be accepted in the exchange offers. Holders may not deliver consents with respect to their old notes without also tendering such old notes, other than pursuant to the retail consent solicitation as described below.

The new notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new notes are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) to institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The exchange offers are being made only by, and pursuant to, the terms set forth in an offering memorandum and consent solicitation statement, and the information in this press release is qualified by reference to the offering memorandum and consent solicitation statement and the accompanying letter of transmittal and consent.

Concurrently with the exchange offers, the Authority is soliciting consents to the proposed amendments from all holders of old notes that are not eligible to participate in the exchange offers (the “retail notes”) as of the date hereof (the “retail consent solicitation”). The purpose of the retail consent solicitation is to seek consents to the proposed amendments with respect to holders of old notes who are ineligible to participate in the exchange offers. Holders of retail notes that validly consent in the retail consent solicitation will receive a cash payment equal to (i) $15 per $1,000 of principal amount of old second lien notes for consents delivered prior to 5:00 p.m., New York City time, on February 22, 2012, (ii) $10 per $1,000 of principal amount of old unsecured notes for consents delivered prior to 5:00 p.m., New York City time, on February 6, 2012, or (iii) $5 per $1,000 of principal amount of old unsecured notes for consents delivered on or after 5:00 p.m., New York City time, on February 22, 2012. The retail consent solicitation will expire on the expiration date.

The retail consent solicitation is being made only to those beneficial holders of the retail notes as of the commencement of the retail consent solicitation who are not qualified institutional buyers, institutional “accredited investors” or who are otherwise ineligible to participate in the exchange offers in reliance upon Regulation S under the Securities Act of 1933, as amended, as a non-U.S. person. The retail consent solicitation is made only by, and pursuant to, the terms set forth in a consent solicitation statement, and the information in this press release is qualified by reference to the consent solicitation statement and the accompanying letter of transmittal.

Documents relating to the exchange offers will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible holders for the exchange offers. Eligible noteholders who desire a copy of the letter of eligibility should either visit the website for this purpose at http://www.dfking.com/mohegan or request instructions by sending an email to mohegan@dfking.com or by calling D.F. King & Co., Inc. at (212) 493-6958. Documents relating to the retail consent solicitation will only be distributed to noteholders who are within the category of eligible investors for the retail consent solicitation. Eligible noteholders who desire a copy of the documents relating to the retail consent solicitation should contact their bank or broker, or contact D.F. King & Co., Inc. by email at mohegan@dfking.com or by phone at (212) 493-6958.

Credit Facility Amendment

In connection with the exchange offers, the Authority is seeking to amend and restate its credit facility to, among other things, (i) reduce the aggregate size of the facility from $675 million to $475 million, comprised of a $200 million revolving credit facility and a $275 million term loan, and (ii) extend the maturity date of the credit facility from March 9, 2012 to March 31, 2015. Consummation of the credit facility amendment and restatement is conditioned upon, among other things, the concurrent completion of the exchange offers and the first lien debt offering described below on terms satisfactory to the Authority in its sole discretion.

We currently expect that, upon consummation of the amendment and restatement, at our election, the interest rate per annum applicable to loans under the credit facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate or (ii) a Eurodollar rate, plus in either case, a margin based on our total leverage ratio. Currently the margin for (i) the base rate loans is expected to range from 2.25% to 3.25% and (ii) the Eurodollar rate loans is expected to range from 3.50% to 4.50%. We also expect to pay commitment fees on the unused portion of the revolving loans based on a leverage-based pricing grid that will range from 0.25% to 0.50%. The term loan portion of the credit facility is expected to amortize at a rate of 0.25% of the principal amount thereof per fiscal quarter.

Our obligations under the credit facility will be fully and unconditionally guaranteed, on a joint and several basis, by all of our restricted subsidiaries. Our obligations under the credit facility will be collateralized by liens on substantially all of our and our restricted subsidiaries’ assets, including substantially all of the assets that comprise Mohegan Sun and Mohegan Sun at Pocono Downs.

First Lien Debt Offering

Prior to the expiration of the exchange offers, the Authority intends to offer approximately $225 million in principal amount of new first lien debt in a private placement transaction. The Authority intends to use the proceeds of the new first lien debt offering to repay a portion of the outstanding principal balance of the bank credit facility and to pay other costs. The Authority may elect to issue the new first lien debt in the form of first lien notes, a secured bank credit facility, or otherwise. Certain noteholders who are party to the support agreements have agreed to purchase the new first lien debt in the form of first lien notes, subject to certain conditions, at the Authority’s option.

The new first lien debt will not be registered under the Securities Act or any other applicable securities laws and, unless so registered, the new first lien debt may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.

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This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Wachtell, Lipton, Rosen & Katz served as legal advisor to the Authority.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania. The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the refinancing transactions described herein; our ability to complete any or all of such transactions on the anticipated terms described herein or at all; the financial performance of Mohegan Sun and Mohegan Sun at Pocono Downs and our Pennsylvania off-track wagering facilities; the local, regional, national or global economic climate, including the lingering effects of the economic recession, which has affected our revenues and earnings; increased competition, including the expansion of gaming in New England, New York, New Jersey or Pennsylvania; our leverage and ability to meet our debt service obligations and maintain compliance with financial debt covenants; the availability of financing, including the new first lien notes and the consummation of the exchange offers; our dependence on existing management; our ability to integrate new amenities from expansions to our facilities into our current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses required under gaming laws and regulations; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at Mohegan Sun and Mohegan Sun at Pocono Downs; our ability to implement successfully our diversification strategy; an act of terrorism on the United States; our customers’ access to inexpensive transportation to our facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions; and the factors described in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 2011, under the heading “Risk Factors” and in the Authority’s other filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances, except where expressly required by law. The Authority cannot assure that projected results or events will be achieved or will occur.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, January 24, 2012

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000